EXHIBIT 99.1

CardioGenics Transfers Magnetic Beads Business Unit
Into its Luxspheres Inc. Subsidiary

Luxspheres to Focus on the Further Development and Marketing of
CardioGenics’ SAVAsphere™ Magnetic Beads

MISSISSAUGA, Ontario – June 22, 2011 – CardioGenics Holdings Inc. (CGNH.OB) announced today the transfer of its magnetic beads business unit, which develops ultra sensitive magnetic beads for use in diagnostic devices, into its Canadian subsidiary, Luxspheres Inc. The beads business unit, which was previously operated out of the Company’s CardioGenics Inc. Canadian subsidiary (“CardioGenics”), will now be operated exclusively out of Luxspheres, while CardioGenics concentrates on development and marketing of the its QL Care™ Analyzer.

As part of the transaction, CardioGenics’ agreement for commercialization of its magnetic beads with Merck Chimie was assigned to Luxspheres, along with CardioGenics’ material transfer agreements with two other major international beads distributors. Also as part of the transaction, Luxspheres licensed back to CardioGenics, on a perpetual, worldwide and royalty-free basis, the rights to use Luxspheres’ beads technology in connection with CardioGenics’ continuing development and marketing of its QL Care™ Analyzer.

The Company also announced that Luxspheres would market its magnetic beads under the name SAVAspheres™ and that Luxspheres has launched its own website, which can be found at www.luxspheres.com.

 “In light of the current stage of development of our proprietary magnetic beads, this is an opportune time to have our beads business operate as a separate subsidiary,” commented Dr. Yahia Gawad, CEO of CardioGenics Holdings Inc. “Having its own corporate structure and brand identity will assist us in marketing and licensing SAVAspheres™ and its related technologies to beads distributors throughout the world,” continued Dr. Gawad.

The Company will also be filing a Current Report on Form 8-K with further details regarding the transaction.

About CardioGenics Holdings Inc.

Through its operating subsidiaries, the Company develops ultra-sensitive analyzers and other products targeting the immunoassay segment of the Point-Of-Care IVD testing market. It has developed the QL Care™ Analyzer, a proprietary and ultra-sensitive Point-Of-Care immuno-analyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental platform component of immunoassay equipment), which improve instrument sensitivity to light. The Company’s proprietary microspheres technology and SAVAsphere™ magnetic beads are developed and marketed through the Company’s Luxspheres subsidiary. The Company's principal offices are located in Mississauga, Ontario, Canada. For more information please visit www.cardiogenics.com and www.luxspheres.com.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:

Redington Inc.
CardioGenics Desk

Tel: 203.222.7399